Exhibit 99.1
Vestin Realty Mortgage II, Inc. Reports Results
For The Year Ended December 31, 2009

Las Vegas – March 23, 2010 – Vestin Realty Mortgage II, Inc. (Nasdaq:VRTB), a real estate investment trust (“REIT”), announced results of operations for the year ended December 31, 2009.

The Company reported a net loss of approximately $55.0 million or ($4.00) per share for the year ended December 31, 2009 compared with a net loss of approximately $130.2 million or ($8.86) per share for the year ended December 31, 2008.  Interest income from investment in real estate loans was approximately $6.3 million as compared with approximately $18.6 million in the year ended December 31, 2008.  The decline in interest income was largely due to an increase in non-performing assets, a decrease in the size of the loan portfolio and a reduction in new lending as a result of current market conditions.

The Company noted that the losses for the year ended December 31, 2009 were in large part due to non-performing loans and the continued deterioration in real estate values.  The Company recorded loan loss provisions of approximately $47.0 million and incurred write-downs for real estate held for sale of approximately $23.2 million for the year ended December 31, 2009.  The loan loss provisions and write-downs for real estate held for sale are non-cash items.  Net cash flow used in operating activities was approximately $7.7 million.

As of December 31, 2009, the Company had 26 loans outstanding with an aggregate principal amount approximating $112.1 million, of which 12 loans with an aggregate principal amount approximating $68.3 million were considered non-performing.  Loans are considered non-performing when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of interest is 90 days past due.  The Company has commenced foreclosure proceedings with respect to seven of the non-performing loans.  In addition, the Company is conducting workout discussions with certain non-performing borrowers; however, no assurance can be given as to whether these discussions will be successful.  As of December 31, 2009, we owned 17 properties that we acquired through foreclosure, compared with 11 properties owned as of December 31, 2008.

As of December 31, 2009, shareholder equity was $5.52 per common share.  The Company had on its balance sheet approximately $1.4 million of cash, $53.2 million of investment in real estate loans, net of allowance of $58.9 million, $22.1 million in real estate held for sale and approximately $12.2 million in total liabilities as of December 31, 2009.

About Vestin Realty Mortgage II, Inc.

Vestin Realty Mortgage II, Inc. is a real estate investment trust (“REIT”) that invests in commercial real estate loans.  As of December 31, 2009, Vestin Realty Mortgage II, Inc. had assets of approximately $87.5 million.  Vestin Realty Mortgage II, Inc. is managed by Vestin Mortgage, Inc., which is a subsidiary of Vestin Group, Inc., which is engaged in asset management, real estate lending and other financial services through its subsidiaries.  Since 1995, Vestin Mortgage Inc. has facilitated more than $2.0 billion in lending transactions.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995 and the federal securities laws.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved.  Readers are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties, such as the Company’s potential inability to accurately forecast its operating results; the Company’s potential inability to regain profitability or to generate positive cash flow from operations; constraints in the credit markets, the availability of take-out financing for our borrowers; defaults on outstanding loans; unexpected difficulties encountered in pursuing our remedies if a loan is in default; a decline in the value of collateral securing our loans, declining real estate values in the markets we serve and other risks associated with the Company’s business. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Contact:
Steve Stern
Stern And Company
702-240-9533
steve@sdsternpr.com

FINANCIAL STATEMENTS

VESTIN REALTY MORTGAGE II, INC.

CONSOLIDATED BALANCE SHEETS

ASSETS

	December 31, 2009	December 31, 2008

Assets
Cash	$1,444,000	$8,026,000
Cash - restricted	--	5,000,000
Investment in marketable securities - related party	651,000	496,000
Interest and other receivables, net of allowance of $124,000 at December 31, 2009 and $593,000 at December 31, 2008	1,100,000	1,345,000
Notes receivable, net of allowance of $10,334,000 at December 31, 2009 and $2,340,000 at December 31, 2008	--	--
Real estate held for sale	22,094,000	24,433,000
Investment in real estate loans, net of allowance for loan losses of $58,916,000 at December 31, 2009 and $78,208,000 at December 31, 2008	53,209,000	146,834,000
Due from related parties	317,000	--
Investment in equity affiliate	--	100,000
Assets under secured borrowings	8,370,000	10,600,000
Deferred financing costs	175,000	2,504,000
Other assets	99,000	144,000

Total assets	$87,459,000	$199,482,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable and accrued liabilities	$4,311,000	$2,154,000
Due to related parties	--	522,000
Secured borrowings	7,910,000	9,907,000
Junior subordinated notes payable	--	56,350,000
Note payable	28,000	24,000

Total liabilities	12,249,000	68,957,000

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	--	--
Treasury stock, at cost, 1,381,137 shares at December 31, 2009 and 1,198,573 at December 31, 2008	(6,152,000)	(5,692,000)
Common stock, $0.0001 par value; 100,000,000 shares authorized; 14,997,363 shares issued and 13,616,226 outstanding at December 31, 2009, and 14,997,363 shares issued and 13,798,790 outstanding at December 31, 2008	1,000	1,000
Additional paid-in capital	278,550,000	278,550,000
Accumulated deficit	(196,637,000)	(141,627,000)
Accumulated other comprehensive loss	(552,000)	(707,000)

Total stockholders' equity	75,210,000	130,525,000

Total liabilities and stockholders' equity	$87,459,000	$199,482,000

VESTIN REALTY MORTGAGE II, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	12/31/2009	12/31/2008	12/31/2007

Revenues
Interest income from investment in real estate loans	$6,341,000	$18,604,000	$26,982,000
Gain related to pay off of real estate loan, including recovery of allowance for loan loss	110,000	--	1,044,000
Other income	127,000	703,000	984,000
Total revenues	6,578,000	19,307,000	29,010,000

Operating expenses
Management fees - related party	1,098,000	1,098,000	1,097,000
Provision for loan loss	46,989,000	83,712,000	3,116,000
Interest expense	5,871,000	6,421,000	3,367,000
Professional fees	6,086,000	3,714,000	3,004,000
Professional fees - related party	571,000	236,000	138,000
Provision for doubtful accounts related to receivable	184,000	754,000	235,000
Loan fees	1,508,000	594,000	--
Other	1,010,000	1,123,000	922,000
Total operating expenses	63,317,000	97,652,000	11,879,000

Income (loss) from operations	(56,739,000)	(78,345,000)	17,131,000

Non-operating income (loss)
Gain on purchase of debt	27,233,000	1,556,000	--
Dividend income - related party	--	86,000	308,000
Interest income from banking institutions	22,000	376,000	1,535,000
Loss on sale of investment in real estate loan	--	(2,760,000)	--
Impairment of marketable securities - related party	--	(2,228,000)	--
Settlement expense	(103,000)	--	--
Total other non-operating income (loss), net	27,152,000	(2,970,000)	1,843,000

Income (loss) from real estate held for sale
Income related to real estate held for sale	55,000	--	86,000
Net loss on sale of real estate held for sale	(905,000)	(259,000)	--
Gain on sale of real estate held for sale - seller financed	--	--	2,003,000
Expenses related to real estate held for sale	(1,387,000)	(1,370,000)	(2,869,000)
Write-downs on real estate held for sale	(23,186,000)	(47,225,000)	(1,266,000)
Total loss from real estate held for sale	(25,423,000)	(48,854,000)	(2,046,000)

Income (loss) before provision for income taxes	(55,010,000)	(130,169,000)	16,928,000

Provision for income taxes	--	--	--

NET INCOME (LOSS)	$(55,010,000)	$(130,169,000)	$16,928,000

Basic and diluted earnings (loss) per weighted average common share	$(4.00)	$(8.86)	$1.14

Dividends declared per common share	$--	$0.49	$1.50

Weighted average common shares	13,760,150	14,695,756	14,909,651